CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights and "Counsel and Independent Auditors" and to the use of our report dated March 9, 2001, which is incorporated by reference, in this Registration Statement (Form N-1A 33-38741) of Dreyfus Massachusetts Municipal Money Market Fund.

                                   ERNST & YOUNG LLP


New York, New York
May 25, 2001